                                                                       EXHIBIT 2
                                                                       ---------

                             STOCKHOLDERS' AGREEMENT
                             -----------------------


     This Stockholders' Agreement (this "Agreement") is entered into as of the 31st day of December, 1999, by and between those certain trusts set forth on Schedule A (the "Zell Trusts") and those certain trusts set forth on Schedule B (the "Lurie Trusts"), constituting all of the stockholders of Equity Group Investments, Inc., an Illinois corporation ("EGI" or the "Company"). The "Zell Trusts" are sometimes herein collectively referred to as the "Zell Stockholder" and the "Lurie Trusts" are sometimes herein collectively referred to as the "Lurie Stockholder". The Zell Stockholder and the Lurie Stockholder are sometimes collectively referred to herein as the "Stockholders". Capitalized terms used and not otherwise defined in this Agreement shall have the meaning ascribed to them in Section 1 hereof.

                                    RECITALS

     Immediately prior to the execution and delivery of this Agreement, the Company and Equity Group Investments, L.L.C., a Delaware limited liability company ("L.L.C.") entered into, and consummated the terms of, an agreement (the "Operations Transfer Agreement") relating to, among other things, the transfer of certain assets of the Company to, and the assumption of certain liabilities of the Company by, L.L.C. The Stockholders desire to set forth herein provisions regarding, among other things, corporate governance, restrictions on transferability of Shares and various other related matters with respect to the Company.

     THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Section 1.  Certain Definitions.  In addition to certain terms defined
                 -------------------
elsewhere in this Agreement, the following terms shall have the following meanings:

     "Affiliate" shall mean (a) with respect to an individual, any member of his
      ---------
"immediate family", or any partnership, corporation or limited liability company in which he or his immediate family own a "majority interest"; or (b) with respect to a trust, corporation, partnership or limited liability company, (i) any individual who, together with members of his immediate family, owns a majority interest in such entity and (ii) any other trust, corporation, partnership or limited liability company in which such individual and/or members of his immediate family own a majority interest. "Immediate family" of an individual means his spouse, descendants (including descendants by adoption or the descendants of a spouse) and parents and any trusts for the benefit of any one or more of such individual and some or all such persons. A "majority interest" is owned (a) in a corporation, partnership or limited liability company when the designated people, or trusts for the benefit of said people, own, directly or indirectly, fifty percent (50%) or more of the beneficial or equity interests in such entity and (b) in a trust when an individual and members of said individual's family are a majority of the current beneficiaries of such trust.

     "Asset" shall mean any asset held by a Subsidiary.
      -----

     "Asset Disposition" shall mean the sale of any Asset (including but not
      -----------------
limited to a deemed sale under Section 1259 of the Code) to a buyer other than EGI or one of EGI's 100% owned subsidiaries (whether owned directly or indirectly). It is understood and agreed that an Asset Disposition may occur over time, but in any event must be completed within the Permitted Sale Period provided for in Section 3(b) or 3(c) hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time, and the regulations and rulings thereunder, as from time to time in effect.

     "Company Accountants" shall mean Arthur Andersen, or such other public
      -------------------
accounting firm as is selected by the Company's Board of Directors.

     "Disposition Date" shall mean the date upon which an Asset Disposition
      ----------------
occurs or is completed, as the case may be.

     "Distributable Tax Amount" shall be equal to the product arrived at by
      ------------------------
multiplying:

          (i) the difference between the taxable income as reported on Schedule K of Form 1120 S for EGI for a calendar year (taking into account the character of such taxable income) less the amount of taxable income that would have been reported on Schedule K of Form 1120 S for EGI for such calendar year if the taxable gain or loss resulting from an Asset Disposition for such calendar year is disregarded, and

          (ii) the sum of the highest federal income tax rate applicable under the Code to such taxable income (taking into account the character of such taxable income, including capital gains rates) and the highest marginal income tax rate applicable thereto for trusts resident in the State of Illinois for such calendar year.

     "EGI Fair Market Value" shall mean the total fair market value as of the
      ---------------------
Valuation Date of the assets recorded on the books of account of EGI and all of EGI's 100% owned subsidiaries (whether owned directly or indirectly) less the sum of the following, calculated on a non-duplicative basis: (i) all recorded liabilities on the books of account of EGI and all of EGI's 100% owned subsidiaries (whether owned directly or indirectly), plus (ii) the EGI Tax Amount calculated for the applicable Asset Disposition, plus (iii) any federal, state and local income tax liability that would be payable by EGI and all of EGI's 100% owned subsidiaries (whether owned directly or indirectly) if all of the assets owned by EGI and EGI's 100% owned subsidiaries, other than the Assets subject to the Asset Disposition, were disposed of on the Valuation Date at the fair market values thereof at such date, plus (iv) the Distributable Tax Amount calculated for the applicable Asset Disposition. For purposes of determining EGI Fair Market Value: (i) all Marketable Securities shall be valued at the Market Price for same as of the Valuation Date, except that the value of a Marketable Security whose sale gave rise to the need to determine EGI Fair Market Value shall be the average gross sales price received by the Subsidiary from the applicable Asset Disposition; (ii) all other assets shall be valued based upon a good faith determination of the Company's Board of Directors as of the immediately preceding December 31 (unless there has since been a transaction or other event applicable to a particular asset that objectively establishes a different, updated value, in which case the updated value shall be used); and
(iii) all liabilities and any contingent assets shall be valued at the amount thereof on the books of EGI as of the Valuation Date. Any disagreement(s) with respect to a determination of EGI Fair Market Value shall be promptly submitted to the Company's Accountants for resolution within ten (10) days of submission, and the decision(s) of the Company Accountants with respect thereto shall be final and binding, unless within ten (10) days of the rendering of such decision either or both of the Zell Stockholder or the Lurie Stockholder notifies the other in writing (such notice being the "Dispute Notice") that it intends to dispute such determination. Such disputing Stockholder shall appoint one of the five largest nationally recognized public accounting firms to confer with the Company Accountants in an effort to resolve such dispute. The decision of said firm, rendered within twenty (20) days of its appointment shall, absent fraud or manifest error, be final and binding. The Company shall bear the expenses of both such accounting firms.

     "EGI Tax Amount" shall mean the total amount of federal, state, and local
      --------------
income taxes payable by EGI and the applicable Subsidiary by reason of an Asset Disposition (including but not limited to income taxes resulting from the application of Section 1374 of the Code), which shall be equal to the difference between:

          (i) the amount of federal, state, and local income taxes payable by EGI and the applicable Subsidiary for the calendar year in which the Asset Disposition occurs, less

          (ii) the amount of federal, state, and local income taxes that would have been payable for such calendar year if the taxable gain or loss resulting from the Asset Disposition is disregarded.

     "EGIL" shall mean EGIL Investments, Inc. an Illinois corporation.
      ----

     "Fair Market Value Per Share" shall mean the EGI Fair Market Value divided
      ---------------------------
by the total number of Shares outstanding as of the applicable Disposition Date.

     "Holdings" shall mean EGI Holdings, Inc. an Illinois corporation.
      --------

     "Marketable Securities" shall mean securities that are (or are convertible
      ---------------------
into securities that are) traded on an established U.S. or foreign securities exchange, reported through the National Association of Securities Dealers, Inc. Automated Quotation System or comparable foreign established over-the-counter trading system, otherwise traded over-the-counter or traded on PORTAL (in the case of securities eligible for trading pursuant to Rule 144A under the Securities Act or any successor rule thereto ("Rule 144A")); provided that any such securities shall be deemed Marketable Securities only if they are (or are convertible into securities that are) freely tradable by the holder or are the subject of immediately exercisable demand registration rights under applicable securities laws. Freely tradable for this purpose shall mean securities that either are (A) transferable by a holder pursuant to a then effective registration statement under the Securities Act (or similar applicable statutory provision in the case of foreign securities), (B) transferable by a holder subject only to (i) a contractual "lock-up" or other similar restriction on transferability with a term not exceeding 12 months, (ii) a holding period arising under applicable securities laws not exceeding 12 months, or (C) transferable by a holder pursuant to Rule 144A which shall include (x) a covenant by the issuer of such security to comply with the reporting and informational requirements under Rule 144A and (y) eligibility for trading such Securities on PORTAL.

     "Market Price" shall mean the average closing price of the relevant
      ------------
security (or the security into which it is convertible) during the 10-trading day period preceding the date of determination if traded on an exchange, or if traded over the counter, the average between the "bid" and the "ask" price for such security (or the security into which it is convertible) during such 10-trading day period.

     "Net Proceeds" shall mean the amount of Proceeds available to a Subsidiary
      ------------
from an Asset Disposition after taking into account the payment of any sales commissions, underwriting fees, legal fees or other transaction expenses (other than tax liability) associated with an Asset Disposition.

     "OP Units" shall mean limited partnership interests in an operating
      --------
partnership of a real estate investment trust.

     "Permitted Transferee" shall mean an Affiliate of a transferor of Shares
      --------------------
provided the Transfer to such Affiliate does not result in the termination of the S Corporation Election.

     "Person" shall mean an individual, a corporation, a partnership, a limited
      ------
liability company, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity.

     "Proceeds" shall mean the total amount of consideration, received by a
      --------
Subsidiary, in the form of cash, notes, or securities, from an Asset
Disposition.

     "Public Sale" shall mean a bona fide sale of shares either in "broker's
      -----------
transactions" within the meaning of Section 4(4) of the Securities Act of 1933, as amended, or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended.

     "Redeemable Proceeds" shall mean Net Proceeds less the sum of the EGI Tax
      -------------------
Amount and the Distributable Tax Amount, but not less than zero.

     "Redeemable Shares" shall mean the number of Shares calculated by dividing
      -----------------
the Redeemable Proceeds by the Fair Market Value Per Share, with the number of Redeemable Shares not to exceed the total number of shares held by the Lurie Stockholder (if the Asset Disposition giving rise to the Redeemable Proceeds was made by EGIL) or by the Zell Stockholder (if the Asset Disposition giving rise to the Redeemable Proceeds was made by Holdings) as of the applicable Disposition Date.

     "S Corporation Election" shall mean the election made by the Company and
      ----------------------
the Stockholders to be an S Corporation pursuant to Section 1362 of the Code.

     "Shares" means all shares of capital stock of the Company, whether now
      ------
owned or hereafter acquired.

     "Subsidiary" means either or both of Holdings or EGIL, as the context may
      ----------
require.

     "Subsidiary Shares" means the equity securities held from time to time by
      -----------------
Holdings or EGIL, as the case may be, including OP Units and securities issued upon a conversion of OP Units.

     "Transfer" means any voluntary or involuntary, direct or indirect,
      --------
transfer, sale, assignment, donation, pledge, hypothecation, issuance, grant of a security interest in or other disposition or attempted disposition of shares of capital stock or other equity securities or any right or interest whatsoever therein, including, without limitation, by operation of law or otherwise, whether with or without consideration or value, and whether for cash, other securities or other property and specifically including any share for share or similar exchange, but shall not include the conversion into shares of OP Units.

     "Valuation Date" shall mean the date immediately preceding a Disposition
      --------------
Date.


     Section 2.  Restrictions on Transfer of Shares and Related Matters;
                 -------------------------------------------------------
                 Permitted Transferees.
                 ----------------------

          (a) The Stockholders shall not, and shall not permit any of their Affiliates, to Transfer any Shares except for a Transfer to a Permitted Transferee pursuant to Section 2(b) or in compliance with the provisions of
Section 3 hereof. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio, and, without limitation, the Company shall refuse to recognize any such purported transferee of Shares as a holder of such Shares for any purpose.

          (b) Notwithstanding anything to the contrary in Section 2(a) hereof, but subject to the provisions of Section 5 hereof, for purposes of this Agreement, any Stockholder may Transfer Shares to a Permitted Transferee of such Stockholder; provided that in no event may any Stockholder Transfer Shares in a transaction if the effect of such Transfer is to cause a termination of the S Election or a violation of any applicable federal or state securities laws. As a condition to the effectiveness of any Transfer of Shares to a Permitted Transferee, the Permitted Transferee shall execute a counterpart to this Agreement, whereupon the Permitted Transferee shall hold Shares subject to all of the provisions of this Agreement, as if the Permitted Transferee were the Person who transferred the Shares actually held by the Permitted Transferee.

     Section 3.  Right of First Offer.
                 --------------------

          (a) General. It is acknowledged that pursuant and subject to the
              -------
provisions of Section 4(c) hereof, the Zell Stockholder will maintain sole control of the Transfer of the

Subsidiary Shares of Holdings and the Lurie Stockholder will maintain sole control of the Transfer of the Subsidiary Shares of EGIL. The Stockholders desire to provide each other with certain rights of first offer in connection with any such proposed Transfer (it being understood and agreed that no such Transfer shall be to EGI or any subsidiary thereof). For purposes of this
Section 3: (i) the term "Transferring Subsidiary" shall mean, as applicable, Holdings with regard to a proposed Transfer of all of a portion of the Subsidiary Shares held by Holdings, or EGIL with regard to a proposed Transfer of all of a portion of the Subsidiary Shares held by EGIL; (ii) the term "Non-Transferring Stockholder" shall mean the Zell Stockholder if EGIL is the Transferring Subsidiary, and the Lurie Stockholder if Holdings is the Transferring Subsidiary; and (iii) the term "Transfer" shall not include a bona fide pledge or hypothecation of the Subsidiary Shares or a transfer of Subsidiary Shares in realization upon any such a pledge or hypothecation.

          (b) Right of First Offer on Private Transfer. In the event that a
              ----------------------------------------
Subsidiary desires to Transfer to any Person (whether or not such Person has made an offer to purchase or otherwise acquire) all or any portion of the Subsidiary Shares for cash or other consideration in a bona fide transaction, other than in a Public Sale, the Subsidiary shall first notify the Non-Transferring Stockholder in writing (the "Notice of Intended Sale") of the number of Subsidiary Shares for Transfer by the Transferring Subsidiary (the "Offered Shares") and the proposed price and other terms of Transfer. The Non-Transferring Stockholder thereupon shall have the right to purchase (or designate a purchaser, other than the Company or any subsidiary thereof, of) all (but not less than all) of the Offered Shares at the proposed price in cash or other consideration and on the other proposed terms of Transfer all as specified in the Notice of Intended Sale. In order to exercise its purchase right, within thirty (30) business days after receiving the Notice of Intended Sale from the Subsidiary, Non-Transferring Stockholder shall deliver to the Subsidiary a binding written election (the "Election Notice") agreeing to purchase (or designating a purchaser of) all of the Offered Shares. If Non-Transferring Stockholder does not exercise its purchase right with respect to all (and not less than all) of the Offered Shares within the time period as provided herein, or fails to deliver the Election Notice within the time period provided, the Subsidiary shall be free for a period of ninety (90) days thereafter (a "Permitted Sale Period") to complete a Transfer of the Offered Shares to any Person or Persons at or above the price and pursuant to the other terms specified in the Notice of Intended Sale in one or more bona fide transactions (other than Public Sales) consummated within the Permitted Sale Period. If such a Transfer is not consummated within the Permitted Sale Period, the Offered Shares shall again be subject to a right of first offer under the provisions of this Section 3. In the event Non-Transferring Stockholder (or its designee as aforesaid) exercises its rights of first offer hereunder, the parties shall, as promptly as practicable and as a condition to their respective obligations with respect thereto, enter into such agreements and deliver such documents to one another as shall be reasonably necessary for the sale of the Offered Shares to Non-Transferring Stockholder (or its designee as aforesaid) as contemplated hereby, free and clear of all liens, claims, or encumbrances, other than those arising under applicable securities laws, it being the intention of the Stockholders that such sale would be consummated within 90 days following delivery of the Election Notice.

          (c) Right of First Offer on Public Sale. In the event that a
              -----------------------------------
Subsidiary desires to Transfer for cash in a Public Sale all or any portion of the Subsidiary Shares, the Subsidiary shall first notify the Non-Transferring Stockholder in writing (the "Notice of Intended Sale") of the number of Subsidiary Shares for Transfer by the Transferring Subsidiary (the "Section 3(c) Offered Shares") and the proposed price and other terms of Transfer. The Non- Transferring Stockholder thereupon shall have the right to purchase (or designate a purchaser, which shall not be the Company or any subsidiary thereof, of) all or a portion of the Section 3(c) Offered Shares at their Market Price, as determined as of the day prior to the date of receipt of the Notice of Intended Sale. In order to exercise its purchase rights, within ten (10) business days after receiving the Notice of Intended Sale from the Subsidiary, the Non-Transferring Stockholder shall deliver to the Subsidiary a binding written election (the "Section 3(c) Election Notice") agreeing to purchase (or designating a purchaser of) all of or a portion the Section 3(c) Offered Shares. If Non-Transferring Stockholder does not exercise its purchase rights with respect to all (and not less than all) of the Section 3(c) Offered Shares within the time period as provided herein, or fails to deliver the Section 3(c) Election Notice within the time period provided, the Subsidiary shall be free for a period of ninety (90) days thereafter (a "Section 3(c) Permitted Sale Period") to complete a Transfer of the Section 3(c) Offered Shares not agreed to be acquired to any Person or Persons in one or more Public Sales consummated within the Permitted Sale Period. If such a Transfer is not consummated within the Section 3(c) Permitted Sale Period by the Transferring Subsidiary, the Section 3(c) Offered Shares shall again be subject to a right of first offer under the provisions of this
Section 3. In the event Non-Transferring Stockholder (or its designee as aforesaid) exercises its rights of first offer hereunder, the parties shall, as promptly as practicable and as a condition to their respective obligations with respect thereto, enter into such agreements and deliver such documents to one another as shall be reasonably necessary for the Transfer of the Section 3(c) Offered Shares to Non-Transferring Stockholder (or its designee as aforesaid) as contemplated hereby, free and clear of all liens, claims, or encumbrances, other than those arising under applicable securities laws, it being the intention of the Stockholders that such sale would be consummated within 90 days following delivery of the Section 3(c) Election Notice.

          (d) Joint Sale.  The provisions of this Section 3 shall not apply to
              ----------
sales of Subsidiary Shares effected jointly and equally by, and with the mutual agreement of, all Stockholders.

     Section 4.  Governance; Voting
                 ------------------

          (a) General.  It is expressly understood and agreed that although the
              -------
Lurie Stockholder holds, in the aggregate, 50.027088% of the Shares and the Zell Stockholder holds, in the aggregate, 49.972912% of the Shares, control over the Company has always been and shall continue to be deemed shared 50/50 as between the Lurie Stockholder and the Zell Stockholder. Subject to the provisions of
Section 4(c) below, unless and until there shall occur an event, including a redemption pursuant to Section 6 hereof, (the date of such an event, should it occur, is herein referred to as the "Adjustment Date") the result of which is that the number of Shares held by the Zell Stockholder or its Permitted Transferees, on the one hand, and the Lurie Stockholder or its Permitted Transferees, on the other hand, shall no longer be equal to the number of Shares held by each as of the date of this Agreement (i) all material decisions relating to the management of the business, assets and operations of the Company shall be made by the board of directors of the Company consisting of not less than two (2) members, with the same number of directors being appointed by the Lurie Stockholder and by the Zell Stockholder; and (ii) all committees of the board of directors of the Company and all boards of directors of subsidiaries of the Company (other than Holdings and EGIL) shall have equal numbers of representatives designated by each of the Zell Stockholder and the Lurie Stockholder. Following an Adjustment Date, the representation on the aforesaid boards of directors (other than for Holdings and EGIL) shall be adjusted based on the Stockholders voting their Shares in accordance with their respective ownership interests therein or as may be otherwise agreed by the parties.

          (b) Administrative Matters.  Prior to the first Adjustment Date, the
              ----------------------
day-to-day corporate and administrative matters of the Company (for example, maintaining books and records, and preparation of financial statements and tax returns) shall be handled by an Affiliate of the Zell Stockholder, which shall be entitled to reimbursement for all out-of-pocket third-party expenses reasonably incurred in the performance of such duties, provided that, for a period of two (2) years (that is, for 2000 and 2001), the amount of such expenses on a per item or category basis shall not exceed the amount thereof for 1999. The out-of-pocket expenses for 1999 are identified on attached Schedule
C. During such two-year period, the Zell Stockholder Affiliate responsible for the day-to-day corporate and administrative matters as aforesaid shall not be entitled to collect or receive a fee for services thus rendered (but shall be entitled to do so thereafter), but may contract to have such services performed by third parties and, subject to the foregoing provisions of this Section 4(b), be entitled to reimbursement for the cost reasonably incurred in doing so.
After the first Adjustment Date, such day-to-day corporate and administrative matters shall be handled at the direction of the Board of Directors of the Company.

          (c) Management of Holdings and EGIL.  Notwithstanding the other
              -------------------------------
provisions of this Section 4, the Stockholders agree as follows with respect to the management of the Subsidiaries:

               (i) Directors of Holdings shall be appointed solely by the Zell Stockholder and the directors of EGIL shall be appointed solely by the Lurie Stockholder.

               (ii) The Zell Stockholder shall have the sole right to make all decisions respecting the Subsidiary Shares held by Holdings, including the voting or Transfer thereof, and the Lurie Stockholder shall have the sole right to make all decisions respecting the Subsidiary Shares held by EGIL, including the voting, or Transfer thereof; provided, however that (A) any Transfer of Subsidiary Shares shall be subject to, and must be in accordance with the terms of, Section 3 above, (B) a Subsidiary may consummate only one Asset Disposition in any 90-day period, (C) each Asset Disposition must be for Subsidiary Shares having a value of not less than $5,000,000, and (D) the Net Proceeds of each Asset Disposition must be at least equal to the sum of the EGI Tax Amount and the Distributable Tax Amount arising by reason of the Asset Disposition.

               (iii) Any and all decisions relative to any Transfer of any shares representing the ownership interests in EGIL or Holdings, any Transfer of any Asset other than Subsidiary Shares, and any non-cash dividend or non-cash distribution to the

     Company of the assets of EGIL or Holdings, whether by reason of merger, liquidation or otherwise and including any distribution of Subsidiary Shares, shall each require the approval of all of the members of the Board of Directors of the Company.

               (iv) All cash dividends or cash distributions received in respect of Subsidiary Shares shall be distributed by the Subsidiary to the Company and, after establishing by action of the board of directors of the Company reasonable reserves for taxes and operating expenses and other working capital requirements of the Company and its Subsidiaries, shall be loaned or distributed to the Stockholders as determined by the Board of Directors of the Company.

               (v) OP Units shall not be converted to shares of capital stock unless such shares are sold for cash prior to the due date of any tax liability arising in connection with such conversion and the Proceeds are applied in accordance with Section 6 hereof.

               (vi) All proceeds of any financing or refinancing of, Subsidiary Shares shall be retained by the applicable Subsidiary and not distributed to the Company, but shall be simultaneously loaned on a demand basis to any Affiliate of the Zell Stockholder or the Lurie Stockholder, as the case may be, with interest payments and any other debt service or payment requirements being identical to the terms of the third party financing; provided that prior to any other Transfer of Subsidiary Shares, any loans secured by such Subsidiary Shares, or loans which would by contract be required to be repaid as a condition to the distribution of the proceeds of a sale of such Subsidiary Shares, shall be fully repaid and any loans by Holdings or EGIL to their respective Affiliates shall be called as necessary to permit such repayment to occur. Each Subsidiary shall submit to the Company, which in turn will promptly distribute to the Stockholders, within ten (10) business days of each such financing or refinancing, a statement certifying to the compliance by such Subsidiary with the provisions of this Section 4(c)(vi), containing sufficient detail to enable the recipient to verify such compliance.

          (d) Implementation Procedures.  The Stockholders agree to vote their
              -------------------------
Shares, and to take all action, (and to cause their respective designated board representatives, to take all action) as may be necessary to effectuate the purpose and intent of this Section 4, including executing and delivering written consents consistent with the provisions hereof. Any director of the Company, EGIL or Holdings, may be removed at anytime, with or without cause, but only by the Stockholder or Stockholders entitled to designate such director. In the event any designated director ceases for any reason to serve as a board representative of the Company, Holdings or EGIL, the resulting vacancy shall be filled promptly by the Stockholder or Stockholders which designated such director and the board of directors of the applicable corporation shall cease to take corporate action until such vacancy is filled.

          (e) Current Designations.  The members of the Board of Directors of
              --------------------
the Company shall be:

            Zell Stockholder designee:  Sheli Rosenberg
            Lurie Stockholder designee:  Mark Slezak

          Unless and until otherwise determined by the Board of Directors of the Company, the officers of the Company shall be:

            Sheli Rosenberg:    President
            Mark Slezak:        Vice President and Treasurer
            Don Liebentritt:    Vice President
            John Zoeller:       Vice President
            Susan Obuchowski:   Vice President and Secretary
            Jean Ruegsegger:    Assistant Secretary

          The directors of Holdings (designated by the Zell Stockholder) shall be unless and until otherwise designated:

            Sam Zell and Sheli Rosenberg

          The directors of EGIL (designated by the Lurie Stockholder) shall be unless and until otherwise designated:

               Ann Lurie and Mark Slezak

     Section 5.   S Corporation Status
                  --------------------

          5.1   Termination of S Corporation Election.
                -------------------------------------

          (a)   By Consent or Revocation. Neither the Company nor any
                ------------------------
Stockholder, by any act or failure to act, shall terminate, or have the effect of terminating, the S Corporation Election, unless the Company, by written resolution of its Board of Directors, first directs or consents to such act or failure to act, and Stockholders holding at least fifty-two percent (52%) of the Shares shall consent to such action or failure to act. Thereafter, each Stockholder shall promptly act or fail to act as may be necessary or advisable to terminate the S Corporation Election as and when the Company so directs or consents. In addition, in the event that both a majority of the Board of Directors and the Stockholders, by the affirmative vote of holders of at least fifty-two percent (52%) of the Shares, determine to terminate the Company's status as an S Corporation, each Stockholder, if requested, will execute a consent to such revocation in the form prescribed by the Internal Revenue Service ("IRS") and shall deliver such consent to the Company.

          (b)   Prohibited Corporate Actions. So long as an S Corporation
                ----------------------------
Election is in effect, the Company shall not take any action or engage in any transaction which would result in the termination of the S Corporation Election, including, but not limited to:

          (i) any action or transaction resulting in the Company becoming an "ineligible Company" under Section 1361(b)(2) of the Code;

          (ii) the creation of a class of Shares (other than non-voting common capital Shares) in addition to the Company's authorized shares of common Shares as of the date hereof; and

          (iii) the borrowing of funds from any person or entity, other than a lender which is actively and regularly engaged in the business of lending, unless the following conditions are met: (A) the loan is in writing and contains an unconditional promise to pay on demand or on a specific date; (B) the interest rate and payment dates are not contingent on profits, the discretion of the Company, the payment of dividends with respect to the Shares or other similar factors; (C) the loan is not convertible into capital Shares of the Company; and (D) the lender is a qualified S Corporation Stockholder.

          (c)   Inadvertent Termination.  In the event of a termination of the
                -----------------------
Company's status as an S Corporation other than pursuant to Section 5.01(a) above, if the Company and the Stockholders remaining after such termination desire that the Company's status as an S Corporation be continued, the Company and such Stockholders agree to use their best efforts to obtain from the IRS a ruling that the termination was inadvertent and that the Company shall continue to be treated as an S Corporation during the period from and after the terminating event or any other period designated by the IRS. The Company and such Stockholders further agree to take such steps, and make such adjustments, as may be required by the IRS pursuant to Sections 1362(f)(3) and
(4) of the Code. In addition to the indemnification provided pursuant to Section
5.4 hereof, the Stockholder or Stockholders, jointly and severally, who caused the terminating event to occur shall cooperate in taking all such steps and making all such adjustments required by the IRS and shall pay all costs and expenses of procuring the ruling, including but not limited to the legal, accounting and tax costs of taking such steps and making such adjustments.

     5.2 Prohibitions on Transfer.
         ------------------------

     Notwithstanding anything in this Agreement to the contrary, and in addition to the restrictions on transferability set forth in Section 2 hereof, except to the extent authorized pursuant to Section 5.1 hereof, no Stockholder shall Transfer any Shares, now owned or hereafter acquired, unless prior thereto (i) the Company's attorney shall have given a written opinion that the Transfer will not have the effect of terminating the S Corporation Election and (ii) the proposed transferee shall have agreed to execute any documents necessary at any time the Company's attorney deems necessary to the continuation of such election. Any transfer of Shares in violation of this Section 5.2 shall be void.

     5.3 Reporting S Corporation Items in the Event of Termination. On the
         ---------------------------------------------------------
termination of the S Corporation Election or on the complete termination of a Stockholder's interest in the Company, to the extent permitted by law, the Stockholder's hereby elect and agree to execute all documents necessary to cause the Company's items of income, loss, deduction and credit to be allocated as if the taxable year of such termination consisted of two taxable years, in accordance with the method of allocation described in Section 1377(a)(2) and
Section 1362(e)(3) of the Code. The Company Accountants shall determine the items so allocable and reportable to the Stockholders, and their determinations shall bind all concerned parties.

     5.4 Indemnification Relating to Maintenance of the S Corporation Election.
         ---------------------------------------------------------------------

     (a) Indemnification. If any Stockholder breaches any term of this Agreement
         ---------------
and such breach has the effect of terminating the S Corporation Election, the breaching Stockholder (the "Indemnitor") shall indemnify the other Stockholders (each individually the "Indemnitee" and collectively the "Indemnitees") for the "loss of federal and state income tax benefits," as defined below, reasonably expected to result from such termination. In addition, the Indemnitor shall indemnify each Indemnitee for all federal and state income taxes payable by the Indemnitee as a result of the receipt of any indemnification payment required by this subsection. The Indemnitor shall make the indemnification payments required by this subsection to each Indemnitee no more than ninety (90) days after the later of (i) the date notice of such breach is given to the Indemnitor by the Company or by an Indemnitee or (ii) the last day of the Indemnitee's first taxable year within which ends the first taxable year of the Company for which such termination is effective.

     (b) "Loss of Federal and State Income Tax Benefits" Defined. For purposes
         -------------------------------------------------------
of the preceding subsection, "loss of federal and state income tax benefits" means the excess of: (i) the sum of (A) the Indemnitee's pro rata share of the Company's federal and state income and replacement tax liabilities for the Indemnification Period and (B) the Indemnitee's individual federal and state income tax liabilities for his taxable years within which the taxable years of the Indemnification Period end, with both (A) and (B) computed as if the S Corporation Election had not been in effect and as if the Company had distributed its taxable income as a dividend on the last day of each taxable year of the Indemnification Period, over (ii) the sum of such liabilities, with both (A) and (B) computed as if the S Corporation Election had been in effect and as if the Company had distributed its entire taxable income as a dividend on the last day of each taxable year of such period. In addition, using similar principles, the following shall be taken into account in determining the loss of federal and state income tax benefits: (i) any built-in gain tax to which the Company would be subject as a result of termination of the S Corporation Election in violation of this Agreement, followed by a subsequent S Corporation Election taking effect for any of the taxable years in the Indemnification Period, and (ii) any tax under Section 1375 of the Code to which the Company would be subject as a result of termination of the S Corporation Election in violation of this Agreement. For each taxable year which has already ended by the time an indemnification payment is required under the preceding subsection, such loss of benefits shall be computed by using the actual tax liabilities of the Company and the Indemnitee. For each taxable year which has not ended, such loss shall be computed by using hypothetical tax liabilities derived by applying the federal and state tax laws in effect for the year of the indemnification payment to the average of the items of taxable income, loss, deduction and credit of the Company and of the Indemnitee for the taxable years of the Indemnification Period which have ended. The Company Accountants shall determine the indemnification payments required by this Section 5.4 and their determinations shall be binding on all concerned parties. Each Indemnitee shall provide the Company Accountants with the individual tax return and other information necessary to make such determinations.

     (c) Other Definitions. The term "Indemnification Period" means the period
         -----------------
beginning on the first day of the first taxable year for which termination of the S Corporation Election is effective and ending with the first to occur of
(i) the first day for which the S Corporation Election becomes effective after such termination and (ii) the last day of the fourth taxable year ending after such first taxable year. The term "Indemnitee's pro rata share of the Company's federal and state income and replacement tax liabilities" means that proportion of such liabilities from time to time during the Indemnification Period which the number of the Indemnitee's Shares bears to the total number of the Company's outstanding Shares.

     (d) Duty to Mitigate. The Company and the Stockholders shall make
         ----------------
reasonable efforts to mitigate the loss of federal income tax benefits under this Section 5.4 as and to the extent permitted by Sections 1362(f) and 1362(g) of the Code.

     5.5 Distributions From Earnings and Profits. Upon the determination by a
         ---------------------------------------
majority of the Board of Directors that it is in the best interests of the Stockholders that the Company make the election described by Section 1368(e)(3) of the Code, the Company shall make such election, and each Stockholder hereby agrees that he or she shall take all steps necessary to indicate his or her consent to such election in the manner provided by the Code or federal income tax regulations.

     Section 6. Use of Proceeds Upon Asset Disposition.
                --------------------------------------

          (a) Distribution of Net Proceeds. Upon the consummation of an Asset
              ----------------------------
Disposition, the Subsidiary which effected the Asset Disposition shall, within ten (10) days after the Disposition Date, so notify the Company and the Non-Transferring Stockholder (providing each with reasonable details as to the transaction(s) involved), and shall also distribute the Net Proceeds to EGI within such 10-day period.

          (b) Redemption of Shares. Within ten (10) days after receiving notice
              --------------------
of the consummation of an Asset Disposition, the Company will estimate the EGI Tax Amount and the Distributable Tax Amount with respect thereto and (i) retain such estimated EGI Tax Amount for payment of the underlying taxes, and (ii) distribute such estimated Distributable Tax Amount pro rata to the then Stockholders of record. Also within ten (10) days after receiving notice of the consummation of an Asset Disposition, the Company will estimate the EGI Fair Market Value, the Fair Market Value Per Share, the Redeemable Proceeds and the Redeemable Shares, in each case using the estimated EGI Tax Amount and the estimated Distributable Tax Amount. Within five (5) business days after the aforesaid calculation, EGI will pay the estimated Redeemable Proceeds to the Lurie Stockholder (if EGIL effected the Asset Disposition) or the Zell Stockholder (if Holdings effected the Asset Disposition), in redemption of the estimated Redeemable Shares, and such Stockholder shall deliver to EGI certificates representing the estimated Redeemable Shares, endorsed in blank or accompanied by executed stock powers, free and clear of any liens, claims or encumbrances, which Shares shall be cancelled.

          (c) Final Tax Amounts. Upon the filing of the federal, state and local
              -----------------
income tax returns for EGI and for the Subsidiary which has effected the Asset Disposition for the tax year in which the Asset Disposition occurred, EGI will finally calculate the EGI Tax Amount and the Distributable Tax Amount applicable thereto. EGI shall make payment of federal, state, and local income taxes of EGI and the Subsidiary which has effected the Asset Disposition for the tax year for which the EGI Tax Amount is calculated, based on the final EGI Tax Amount.

          (d) Adjustment of Estimated Distributable Tax Amount. In the event the
              ------------------------------------------------
final Distributable Tax Amount is more than $250,000 greater or less than the amount of the estimated Distributable Tax Amount previously distributed, such Stockholders and the Company shall reimburse each other, as appropriate, to equalize such excess or deficient payments within fifteen (15) days after the final calculation.

          (e) Adjustment of Proceeds and Share Redemptions. Within fifteen (15)
              --------------------------------------------
days after the final calculation of the EGI Tax Amount and the Distributable Tax Amount, the Company will recalculate EGI Fair Market Value, Fair Market Value Per Share, the Redeemable Proceeds and the Redeemable Shares and provide notice to the Stockholders of such recalculated amounts. Within fifteen (15) days of receipt of such final calculations, the Company and each Stockholder shall take all such action, pay or receive all such amounts, and issue or redeem such number of additional Shares as may be necessary to place the Company and each Stockholder in the position such party would have been in with respect to the Redeemable Proceeds and Redeemable Shares, had such final calculations been available at the time of the redemption and payments made pursuant to Section 6(b) hereof. Notwithstanding the foregoing, the adjustments contemplated by this Section 6(e) shall not be made if the aggregate value of the adjustments required to be made (whether in cash or in Shares based on Fair Market Value Per Share) is less than $250,000.00.

     Section 7. Cooperation. The Stockholders shall cooperate in good faith to
                -----------
prepare all necessary tax and securities filings relating to the Company and its various holdings.

     Section 8. Notices. All notices, and other communications hereunder shall
                -------
be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile, to the appropriate address or facsimile number set forth below (or at such other address or facsimile number for a party as shall be specified by like notice):

               if to the Zell Stockholder:

               c/o Equity Group Investments, L.L.C.
               Two North Riverside Plaza - Suite 600
               Chicago, IL  60606
               Attention: Donald J. Liebentritt
               Fax: (312) 575-7024
               if to the Lurie Stockholder:

               c/o Lurie Investments
               Two North Riverside Plaza, Suite 1500
               Chicago, Illinois  60606
               Attention: Mark Slezak
               Fax: (312) 466-3700


     Section 9. Termination. This Agreement shall terminate and its provisions
                -----------
shall be of no further force and effect if either the Zell Stockholder or the Lurie Stockholder shall cease to own Shares of the Company, or upon completion of the final liquidation and dissolution of the Company; provided, the provisions of Section 5 shall survive such termination.

     Section 10. Remedies. Any party having rights under this Agreement may
                 --------
enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and, accordingly, in addition to all other remedies available to any party, such party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violation of, the provisions of this Agreement.

     Section 11. Legend. During the term hereof each stock certificate
                 ------
representing the Shares shall bear a legend as follows:

          "The sale, assignment, transfer, gift, pledge, other disposition and voting of any of the securities represented by this certificate is restricted by the terms of a certain Stockholders' Agreement, dated as of December 31, 1999. The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), as amended, or applicable state securities laws and may not be sold, assigned, transferred, pledged or otherwise disposed of except in compliance with the requirements of the Act and until the Company shall have received the written opinion of counsel satisfactory to the Company to that effect."

     Section 12. Entire Agreement; Binding Effect; Amendment. This Agreement and
                 -------------------------------------------
the Articles and Bylaws of the Company and its subsidiaries, together with the Operations Transfer Agreement, as the same may be amended by their terms from time to time, constitutes the entire agreement between the parties with respect to EGI and its subsidiaries and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Any amendments, or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto. Except as contemplated by this Agreement, no Person who is not an original party to this Agreement may become a party hereto without the written consent of each of the parties hereto.

     Section 13. Non-Waiver. The failure in any one or more instances of a party
                 ----------
to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

     Section 14. Counterparts. This Agreement may be executed in multiple
                 ------------
counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

     Section 15. Severability. The invalidity of any provision of this Agreement
                 ------------
or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

     Section 16. Applicable Law. This Agreement shall be governed and controlled
                 --------------
as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Illinois applicable to contracts made in that State.

     Section 17. Allocation Among Stockholders. The rights and obligations
                 -----------------------------
hereunder of the Zell Stockholder shall be allocated among the Stockholders comprising the Zell Stockholder, and the rights and obligations hereunder of the Lurie Stockholder shall be allocated among the Stockholders comprising the Lurie Stockholder, in each case in accordance with the relative number of Shares held by such Stockholder as a percentage of all Shares held by all Stockholder's comprising the Zell Stockholder or the Lurie Stockholder, as applicable.

     Section 18. Headings. The headings contained in this Agreement are for
                 --------
convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Stockholders' Agreement as of the day and year first above written.


SZ KELLIE TRUST                         SZ JOANN TRUST

By:  Chai Trust Company, as Trustee     By:  Chai Trust Company, as Trustee



     By:  /s/ Donald J. Liebentritt          By:  /s/ Donald J. Liebentritt
        -----------------------------           --------------------------------
        Donald J. Liebentritt, as Vice          Donald J. Liebentritt, as Vice
        President                               President


SZ MATTHEW TRUST                        ZELL EGI TRUST

By:  Chai Trust Company, as Trustee

                                        By:  /s/ Sheli E. Rosenberg
                                             -----------------------------------
                                             Sheli Z. Rosenberg, as Trustee
     By:  /s/ Donald J. Liebentritt
        -----------------------------
        Donald J. Liebentritt, as Vice
        President

ZFT KELLIE TRUST                        ZFT MATTHEW TRUST

By:  Chai Trust Company, as Trustee     By:  Chai Trust Company, as Trustee



     By:  /s/ Donald J. Liebentritt          By:  /s/ Donald J. Liebentritt
        -----------------------------            -------------------------------
        Donald J. Liebentritt, as Vice           Donald J. Liebentritt, as Vice
        President                                President

ZFT JO ANN TRUST                        ZFT GRANDCHILDREN TRUST

By:  Chai Trust Company, as Trustee     By:  Chai Trust Company, as Trustee



     By:  /s/ Donald J. Liebentritt          By:  /s/ Donald J. Liebentritt
        -----------------------------            -------------------------------
        Donald J. Liebentritt, as Vice           Donald J. Liebentritt, as Vice
        President                                President

JESSE TRUST                                  SARA TRUST


By:  /s/ Ann Lurie                           By:  /s/ Ann Lurie
   ---------------------------                  -------------------------
   Ann Lurie, as Trustee                        Ann Lurie, as Trustee

ANDREW TRUST                                 ABIGAIL TRUST


By:  /s/ Ann Lurie                           By:  /s/ Ann Lurie
   ---------------------------                  -------------------------
   Ann Lurie, as Trustee                        Ann Lurie, as Trustee

BENJAMIN TRUST                               ELIZABETH TRUST


By:  /s/ Ann Lurie                           By:  /s/ Ann Lurie
   ---------------------------                  -------------------------
   Ann Lurie, as Trustee                        Ann Lurie, as Trustee

AOQ TRUST                                    AGQ TRUST


By:  /s/ Mark Slezak                         By:  /s/ Mark Slezak
   ---------------------------                  --------------------------
   Mark Slezak, as Co-Trustee                   Mark Slezak, as Co-Trustee

AJQ TRUST                                    ADQ TRUST


By:  /s/ Mark Slezak                         By:  /s/ Mark Slezak
   ---------------------------                  --------------------------
   Mark Slezak, as Co-Trustee                   Mark Slezak, as Co-Trustee

ACQ TRUST                                    AAQ TRUST


By:  /s/ Mark Slezak                         By:  /s/ Mark Slezak
   ---------------------------                  --------------------------
   Mark Slezak, as Co-Trustee                   Mark Slezak, as Co-Trustee


ABQ TRUST                                    ASQ TRUST


By:  /s/ Mark Slezak                         By:  /s/ Mark Slezak
   ---------------------------                  --------------------------
   Mark Slezak, as Co-Trustee                   Mark Slezak, as Co-Trustee


ANQ TRUST                                    AEQ TRUST


By:  /s/ Mark Slezak                         By:  /s/ Mark Slezak
   ---------------------------                  --------------------------
   Mark Slezak, as Co-Trustee                   Mark Slezak, as Co-Trustee

                                  Schedule A
                                  ----------

                 Stockholders comprising the Zell Stockholder


                                SZ Kellie Trust

                                SZ JoAnn Trust

                               SZ Matthew Trust

                                Zell EGI Trust

                               ZFT Kellie Trust

                               ZFT Matthew Trust

                               ZFT Jo Ann Trust

                            ZFT Grandchildren Trust

                                  Schedule B
                                  ----------

                 Stockholders comprising the Lurie Stockholder


                                  Jesse Trust

                                  Sara Trust

                                 Andrew Trust

                                 Abigail Trust

                                Benjamin Trust

                                Elizabeth Trust

                                   AOQ Trust

                                   AGQ Trust

                                   AJQ Trust

                                   ADQ Trust

                                   ACQ Trust

                                   AAQ Trust

                                   ABQ Trust

                                   ASQ Trust

                                   ANQ Trust

                                   AEQ Trust

                                  Schedule C
                                  ----------

                   Company Administrative Expenses for 1999



              Arthur Andersen & Co. Accounting and Tax Expenses:


                   Equity Group Investments, Inc.    268,308
                   EOP of Illinois, Inc.               6,939
                   Equity Hotel Properties, Inc.       6,939
                   Equity Realty Inc.                 11,565
                   S/Biz, Inc.                         2,313
                   ZM Inc.                             6,939
                   Zell/Merrill II Inc.                6,939
                   Zell/Merrill III Inc.               6,939
                   Zell/Merrill IV Inc.                6,939
                                                     -------
                                                     323,820
                                                     =======